UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2013

(November 12, 2013)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

Beginning November 13, 2013, H. Eric Bolton, Jr., Chief Executive Officer and Albert M. Campbell, III, Chief Financial Officer, of the registrant (“MAA”) will be presenting an update to various investors. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report.

Exhibit 99.1, furnished by the Registrant pursuant to Item 9.01 of Form 8-K, is not to be considered "filed" under the Exchange Act, and shall not be incorporated by reference into any previous or future filing by the Registrant under the Securities Act or the Exchange Act.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description
	99.1	Capital Markets Update: REIT World, November 13-15, 2013

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated economic and market conditions, expectations for future demographics, the impact of competition, general changes in the apartment industry, expectations for acquisition and joint venture performance, ability to pay dividends and the ability to obtain financing at reasonable rates. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, changes in interest rates and other items that are difficult to control such as the impact of legislation, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: November 12, 2013	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)